UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2016
Date of Report (Date of earliest event reported)

BAIXO REOLCATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-19663	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282A Cornwall Road Oakville, Ontario Canada	L6J 7W51
(Address of principal executive offices)	(Zip Code)

(416) 230-8805

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Amendment to Articles of Incorporation - Name Change

Effective December 9, 2016, Board of Directors of the Company and the majority shareholders of the Company, approved an amendment to the articles of incorporation to change the name of the Company to "Gripevine Inc." (the “Name Change Amendment”). The Amendment was filed with the Secretary of State of Nevada on December 22, 2016 changing the name of the Company to "Gripevine Inc." (the "Name Change"). The Name Change was effected to better reflect the future business operations of the Company. See "Section 7. Corporate Governance and Management. Item 5.07 Submission of a Vote to Security Holders."

The Company filed appropriate documents with FINRA to effect the Name Change. FINRA has not yet declared an effective date for the Name Change. The new trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Name Change. After twenty business days has passed from the effective date of the Name Change with FINRA, the Company's trading symbol will change to its new symbol without the “D”. The new cusip number for the Company is 39861P 100.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

5.07 Submission of Matters to a Vote of Security Holders

Name Change Amendment/Forward Stock Split

On December 9, 2016, the majority shareholders of the Company approved a forward stock split of fifteen for one (15:1) of the Company's total issued and outstanding shares of common stock (the “Stock Split”) and a change in the name of the Company from "Baixo Relocation Services Inc." to "Gripevine Inc." (the "Name Change"). Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Stock Split and the Name Change. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date of December 9, 2016, the Company had 8,000,000 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 4,300,000 votes, which represents approximately 53.75% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Stock Split and the Name Change described herein in a unanimous written consent dated December 9, 2016.

The Board of Directors had previously considered factors regarding their approval of the Stock Split including, but not limited to: (i) current trading price of the Company’s shares of common stock on the OTCQB Market and potential to increase the marketability and liquidity of the Company’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; (iv) desire to mitigate short sellers and the adverse impact on the marketplace and trading of the Company’s shares; and (v) contemplation of proposed transaction with a corporate entity resulting in change of business operations. The Board of Directors of the Company approved the Name Change and the Stock Split and recommended the majority shareholders of the Company review and approve the Name Change and the Stock Split.

The Stock Split will be effected based upon the filing of appropriate documentation with FINRA. The Stock Split will increase the Company's total issued and outstanding shares of common stock from approximately 8,000,000 shares to 120,000,000 shares of common stock. The common stock will continue to be $0.001 par value.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.3 Amendment to Articles of Incorporation filed with the Nevada Secretary of State on December 22, 2016 regarding change in name. *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIXO RELOCATION SERVICES, INC.

DATE: December 29, 2016	By:	/s/ Richard Hue
Name: Richard Hue
Title: President/Chief Executive Officer

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